                                                                      Exhibit 10



              Consent of Independent Certified Public Accountants



Board of Directors
The Travelers Life and Annuity Company


We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."



/s/KPMG LLP

Hartford, Connecticut
April 11, 2000